XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11
Bermuda

			Phone Fax	(441) 292 8515 (441) 292 5280
Press Release
Contact:	David Radulski Investor Relations (441) 294 7460	Carol A. Parker Trott Media Relations (441) 294 7290

XL CAPITAL LTD TO REDEEM SERIES B PREFERENCE SHARES

Hamilton, Bermuda – October 12, 2007 — XL Capital Ltd (NYSE: XL) announced today that it has called for redemption all of its outstanding 7 5/8% Series B Preference Ordinary Shares (the “Series B Preference Shares”). The redemption date for the Series B Preference Shares will be November 19, 2007, and the redemption price will be approximately $25.26 per Series B Preference Share. The aggregate redemption price for all outstanding Series B Preference Shares will be $290,483,810.76.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of June 30, 2007, XL Capital Ltd had consolidated assets of $60.2 billion and consolidated shareholders’ equity of $11.5 billion. More information about XL Capital Ltd is available at www.xlcapital.com.